As filed with the Securities and Exchange Commission on March 5, 2008 Registration No. 333-149500

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________

POST-EFFECTIVE AMENDMENT NO 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COMPUTER SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	95-2043126
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 East Grand Avenue
El Segundo, California	90245
(Address of principal executive offices)	(zip code)

2006 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
(Full Title of the Plan)

HAYWARD D. FISK, ESQ.
Vice President, General Counsel and Secretary
Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California  90245
(Name and Address of Agent For Service)

(310) 615-0311
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00	100,000	$43.92	$4,392,000.00	$172.61
(1)  Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.  In addition, pursuant to Rule 416(c), this registration statement also registers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h), and equal to the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 29, 2008.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to correct a typographical error in footnote 2 to the "Calculation of Registration Fee" table on the cover page of the Registration Statement on Form S-8, Registration No. 333-149500, filed by the Registrant on March 3, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo in the State of California, on this 5th day of March, 2008.

COMPUTER SCIENCES CORPORATION

By: /s/ Hayward D. Fisk
       Hayward D. Fisk
       Vice President, General Counsel
and Secretary

Name and Signature	Title	Date
/s/ Michael W. Laphen * Michael W. Laphen	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2008
/s/ Donald G. DeBuck * Donald G. DeBuck	Vice President, Chief Financial Officer and Controller (Principal Financial Officer and Principal Accounting Officer)	March 5, 2008
/s/ Irving W. Bailey * Irving W. Bailey, II	Director	March 5, 2008
/s/ David J. Barram * David J. Barram	Director	March 5, 2008
/s/ Stephen L. Baum * Stephen L. Baum	Director	March 5, 2008

/s/ Rodney F. Chase * Rodney F. Chase	Director	March 5, 2008
/s/ Judith R. Haberkorn * Judith R. Haberkorn	Director	March 5, 2008
/s/ F. Warren McFarlan * F. Warren McFarlan	Director	March 5, 2008
/s/ Chong Sup Park * Chong Sup Park	Director	March 5, 2008
/s/ Thomas H. Patrick * Thomas H. Patrick	Director	March 5, 2008

                     *By: /s/Hayward D. Fisk
        Hayward D. Fisk
Attorney-in-fact pursuant to Power of Attorney included on the signature page of the Registration Statement on Form S-8 filed on March 3, 2008